UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Environmental Elements Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 11, 2003

To Our Stockholders:

You are cordially invited to attend this year’s Annual Meeting of Stockholders, to be held Friday, September 19, 2003 at 9:00 a.m. at the Environmental Elements Corporation headquarters at 3700 Koppers Street, Baltimore, Maryland. Holders of Common Stock will elect two directors for a three-year term and vote on the selection of auditors.

The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

The Board of Directors unanimously recommends that the Company’s stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy and return it promptly in the enclosed envelope. For your convenience, there are two additional voting options, a toll-free number and an Internet web site, both of which are printed on the bottom portion of the proxy card.

Sincerely yours,

/s/ SAMUEL T. WOODSIDE
Samuel T. Woodside Chairman

ENVIRONMENTAL ELEMENTS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, SEPTEMBER 19, 2003

To the Stockholders of Environmental Elements Corporation:

Notice is hereby given that the 2003 Annual Meeting of Stockholders of Environmental Elements Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m. (Eastern Daylight Time) on Friday, September 19, 2003 at the offices of the Company, 3700 Koppers Street, Baltimore, Maryland 21227, for the following purposes:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as independent public accountants for the Company’s 2004 fiscal year.

3.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

The Board of Directors has fixed the close of business on July 23, 2003, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

To assure representation of your shares, you are requested, whether or not you plan to be present at the meeting, to complete, date, sign, and return the accompanying proxy in the enclosed postage prepaid envelope, or follow the instructions printed on the card to vote by telephone or Internet.

If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting appropriate authorization from the broker, bank, or other nominee authorizing you as beneficial owner to vote the shares directly.

A copy of the 10-K of the Company for the fiscal year ended March 31, 2003 accompanies this Notice.

By Order of the Board of Directors,

/s/ JOHN C. NICHOLS
John C. Nichols Secretary

Baltimore, Maryland

August 11, 2003

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Environmental Elements Corporation (the “Company”). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions at the Annual Meeting of Stockholders to be held on Friday, September 19, 2003 at 9:00 a.m., at the principal offices of the Company, 3700 Koppers Street, Baltimore, Maryland, 21227, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about August 11, 2003.

VOTING AND SOLICITATION OF PROXIES

Only holders of record of the Company’s Common Stock at the close of business on July 23, 2003 will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 7,282,420 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, officers, directors, and regular employees of the Company, the Company may solicit proxies personally or by telephone or facsimile transmission. The Company expects to reimburse brokerage firms, banks, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of a plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes will not count as votes for or against a nominee for director. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for ratification of the appointment of independent public accountants and the election of directors. Abstentions and broker non-votes have the effect of votes against such appointment and approval. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

It is important that you vote your proxy promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to vote using one of three convenient options. You can either (1) execute and return your postage-paid proxy card, (2) call the toll-free number printed on the bottom portion of the card or (3) visit the designated Internet web site to cast your vote, which is also printed on the card. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

ITEM 1

ELECTION OF DIRECTORS

The membership of the Company’s Board of Directors is divided into three classes. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors has authority under the Company’s By-laws to fill vacancies and to increase or decrease its size between annual meetings. As of August 1, 2003, there was one vacant seat that the Board of Directors anticipates filling in the near term. The two directors serving in Class I, John C. Nichols and Barry Koh last elected at the 2000 Annual Meeting, have terms expiring at the 2003 Annual Meeting.

In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the election of Mr. Nichols and Mr. Koh who are recommended by the Board of Directors and have consented to be named and to serve if elected. The directors elected will hold office until the Annual Meeting in 2006 or until their successors are duly elected and qualified. If any nominee is unable to serve as a director, an event which management does not anticipate, the proxies reserve the right to vote for any substitute nominee proposed by the Board of Directors.

Certain information regarding the nominees for election as directors at this year’s Annual Meeting is set forth below.

Name	Principal Occupation During The Past Five Years	Director Since	Age
John C. Nichols	Secretary of the Company since July 1983; Senior Vice President of the Company from July 1983 through June 1996; General Counsel of the Company from 1989 through March 1994; President and Chief Executive Officer of Environmental Elements Service Corporation, a subsidiary of the Company, from December 1992 through June 1994.	1983	72

Barry Koh	Board member since August 1, 1997; President of B. Koh & Associates, Inc., a provider of consultation and project management services for environmental restoration and radioactive waste management projects, since August 1991. Senior Engineer with Partners Environmental Consulting, Inc., Ohio, since April 2002.	1997	64

Directors Continuing in Office

Certain information regarding members of the Board of Directors who are not standing for election at this year’s Annual Meeting is set forth below.

Name	Principal Occupation During the Past Five Years	Director Since	Class and Year in Which Term Will Expire	Age
Richard E. Hug	Chairman Emeritus since October 1, 1995; Chairman of the Board of the Company from 1988 through October 1, 1995; President and Chief Executive Officer of the Company from 1983 through, respectively, 1988 and 1990.	1983	II 2004	68

Joseph J. Duffy	Director since December 7, 2000; President of Duffy Consulting Group LLC, specializing in corporate restructuring and revitalization, 1986 through present. Previously held executive positions with Eastmet Corporation, McCulloch Corporation, Vision Hardware Corporation and Woodbrook Capital.	2000	II 2004	58

Samuel T. Woodside	Elected Chairman of the Board on February 25, 2000; 1996 Board member since December 12, 1996; President and Chief Executive Officer of NLS Animal Health, a national veterinary pharmaceutical distributor. President and Chief Executive Officer of Energy Controls International, an energy controls manufacturer and service provider, from 1997 through 2000; President and Chief Executive Officer of E.I.L. Instruments, Inc., an instrument distributor, from 1985 through 1997.	1996	III 2005	50

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

During the last fiscal year, the Board of Directors held fourteen meetings to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board of Director approval. Each Director attended 75% or more of the combined number of meetings of the Board of Directors and of any committees of the Board on which such Director served.

The Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee and a Strategic Planning Committee. Four meetings of the Audit Committee, two meetings of the Compensation Committee, three meetings of the Finance Committee were held during the 2003 fiscal year. The Strategic Planning Committee did not meet during fiscal year 2003.

The Audit Committee consists of Messrs. Duffy and Woodside. The Audit Committee is charged with reviewing and examining reports of management and of the Company’s independent public accountants; evaluating internal accounting controls, audit results and financial reporting procedures;

recommending the engagement and continuation of engagement of the Company’s independent public accountants; and meeting with, reviewing and considering recommendations of the independent public accountants. The Board of Directors has considered the independence of the members of the Audit Committee and has concluded that each of Messrs. Duffy and Woodside qualify as “independent directors” as defined in Section 121(A) of the American Stock Exchange Listing Standards.

The Finance Committee consists of Messrs. Duffy and Woodside. Its functions are to assist the Board in fulfilling its oversight responsibilities by reviewing major financial transactions that the Company is undertaking, to advise the Board members on the financial implications of strategic decisions and to assure the adequacy of the Company’s capitalization.

The Compensation Committee consists of Messrs. Hug, Koh, and Nichols. The Compensation Committee reviews the performance of the principal officers of the Company; annually reviews and recommends to the Board of Directors the level of salaries and other compensation for such officers; periodically reviews the main elements of the Company’s incentive compensation and employee benefit programs (including stock option plans) and makes recommendations with respect to the establishment of new plans; and grants to eligible employees and other individuals options to purchase Common Stock of the Company in accordance with the terms of the applicable plan and interprets and administers such plans.

The Strategic Planning Committee, consisting of Messrs. Koh, Woodside and Duffy, reviews and provides direction in setting and monitoring of long-term market positioning, organizational development and other corporate goals.

The Company does not have a Nominating Committee.

Outside directors received an annual retainer of $15,000, paid in the form of Common Stock of the Company, and a fee of $1,500 for each Board meeting attended. Directors no longer receive any compensation for attendance at committee meetings. During fiscal 2003, the Company paid Mr. Nichols a consulting fee to provide certain Corporate administrative functions and to serve as the Corporate Secretary. The total compensation to Mr. Nichols under this arrangement for the year ending March 31, 2003 was $21,600. Mr. Koh, also a member of the Board’s Compensation Committee was paid a consulting fee to provide the Company with project management and oversight assistance. The arrangement with Mr. Koh began in September 2002 and was still in place as of March 31, 2003. The total compensation to Mr. Koh under this agreement for fiscal 2003 was $42,083.

The Board of Directors routinely meets in an Executive Session without the members of the Company’s management team present. During fiscal year 2003, the Board met in Executive Session seven different times throughout the year.

SECURITY OWNERSHIP

The following table sets forth information, as of July 23, 2003 as to the beneficial ownership of Common Stock of the Company (including shares which may be acquired within sixty days of June 3, 2003 pursuant to stock options) of each director of the Company, the executive officers appearing in the Summary Compensation Table, all directors and executive officers as a group, and all persons or entities known to the Company to own five percent of the Company’s Common Stock.

Name of Owner	Shares of Common Stock Beneficially Owned[1]	Percentage of Class
State of Wisconsin Investment Board[2] P. O. Box 7842 Madison, Wisconsin 53707	1,388,900	19.1

E*Capital Corporation[3] 1000 Wilshire Blvd. Los Angeles, California 90017	962,100	13.2

Avocet Capital Management, L.P.[4] 5508 Highway 290 West Austin, TX 78735	514,100	7.1

Richard E. Hug	776,346	10.6

F Bradford Smith[5]	657,940	9.0

John C. Nichols	127,839	1.7

John L. Sams[6]	97,000	*

Neil R. Davis[7]	66,000	*

Samuel T. Woodside[8]	45,050	*

Barry Koh	40,403	*

Lawrence Rychlak[9]	31,000	*

Joseph J. Duffy	13,192	*

All directors and executive officers as a group (9 persons)[10]	1,854,770	25.4

* Holdings represent less than 1% of the stock outstanding.

1 Unless otherwise indicated, the address of all directors and executive officers is 3700 Koppers Street, Baltimore, Maryland 21227 and all shares are held with sole voting and sole investment power.

2 State of Wisconsin Investment Board filed an amended 13G on February 12, 2003 reporting that it has sole voting power and sole dispositive power with respect to 1,388,900 shares.

3 E*Capital Corporation filed an amended 13G on February 12, 2003 disclosing ownership of 962,100 shares of the Company’s stock.

4Avocet Capital Management L.P. filed a 13G on February 20, 2003 disclosing ownership of 514,100 shares of the Company’s stock.

5 Includes 109,482 shares held by profit-sharing plans of which Mr. Smith is co-trustee and beneficiary .

6 Includes options to purchase 87,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 2003.

7 Represents options to purchase 66,000 shares of Common Stock under the Stock Option Plan, which are exercisable within 60 days of June 3, 2003.

8 Includes options to purchase 20,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 2003.

9 Includes options to purchase 20,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 2003.

10 Includes the 119,482 shares described in footnote 2, 87,000 shares described in footnote 5, 66,000 shares described in footnote 6, 20,000 shares described in footnote 7 and 20,000 shares described in footnote 8.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth all compensation paid or allocated for services rendered in all capacities during the fiscal years ended March 31, 2003, 2002, and 2001 to the Company’s Chief Executive Officer, and to the executive officers of the Company. The table includes amounts deferred under the Company’s Retirement Savings Plan in connection with services rendered during the period.

SUMMARY COMPENSATION TABLE
	Annual Compensation							Long Term Comp. Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other		Options (#)	All Other Compensation
John L. Sams[1] President & Chief Executive Officer	2003 2002 2001	$ $ $	260,958 237,500 225,000	$ $ $	0 75,041 30,000	$ $ $	0 0 0	0 30,000 25,000	$ $ $	3,223 4,388 4,293
Neil R. Davis[2] Senior Vice President—Operations	2003 2002 2001	$ $ $	189,583 180,000 170,000	$ $ $	0 45,595 15,000	$ $ $	0 0 0	0 15,000 30,000	$ $ $	3,886 3,399 3,366
Lawrence Rychlak[3] Senior Vice President & Chief Financial Officer	2003 2002 2001	$ $ $	164,375 150,000 43,269	$ $ $	0 37,616 3,000	$ $ $	0 0 0	0 40,000 0	$ $ $	3,743 3,589 180

1        Mr. Sams, who was appointed to the position of President on February 24, 2000, assumed the additional duty of Chief Executive Officer on January 19, 2001 and resigned his position and as a member of the Board of Directors on July 18, 2003. All other compensation for Mr. Sams consists of matching Company contributions of $2,057, $2,588 and $3,375 made pursuant to the Company’s Retirement Savings Plan in fiscal 2003, 2002 and 2001, respectively; and payment of annual life insurance premiums of $1,166, $1,800, and $918 respectively in fiscal 2003, 2002, and 2001.

[2]        All other compensation for Mr. Davis consists of matching Company contributions made pursuant to the Company’s Retirement Savings Plan of $3,000, $2,583, and $2,550 respectively, in fiscal 2003, 2002, and 2001 and payment of annual life insurance premiums of $886, $816, and $816, respectively in fiscal 2003, 2002, and 2001.

[3]        Effective February 23, 2001, Mr. Rychlak became Senior Vice President and Chief Financial Officer. He previously served the Company as the interim Chief Financial Officer from December 18, 2000 through February 22, 2001. All other compensation for Mr. Rychlak consists of matching Company contributions made pursuant to the Company’s Retirement Savings Plan of $3,000 and $2,869 in fiscal 2003 and 2002, respectively, and payments of annual life insurance premiums of $743, $720 and $180 respectively in fiscal 2003, 2002 and 2001.

Employment Agreement

The Company and Mr. Sams are parties to an employment agreement dated February 25, 2000 which provides that Mr. Sams as President receives: (i) a base salary set each year by the Compensation Committee and a target cash incentive from the Management Incentive Program based upon the attainment of predetermined profitability levels and the successful completion of Company objectives set at the beginning of each fiscal year; (ii) an initial award of an option to purchase 75,000 shares of the Company’s Common Stock effective February 25, 2000 at an exercise price of $2.56 per share; and (iii) in the event of termination of the employment agreement by the Company, a severance payment equal to one times the annual salary in effect in the month prior to termination and two times salary if termination is due to a merger, consolidation or tender offer. Mr. Sams is also bound to a non-competition covenant during the period of such severance payments.

The Company entered into Severance Agreements with Messrs. Davis and Rychlak which provide that in the event that the Company terminates their employment other than for cause or in the event Messrs. Davis’ or Rychlak’s employment is terminated due to merger, consolidation or tender offer, then Messrs. Davis and Rychlak shall each be entitled to a special severance payment equal to seventy-five percent (75%) of their annual salary as in effect in the month prior to the termination. These agreements expire on December 31, 2003.

Retirement Plan

The Company maintains a noncontributory Retirement Plan for Salaried Employees (the “Retirement Plan”) which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and covers all salaried employees, including executive officers. The Retirement Plan provides for annual payments upon retirement at the normal retirement age (generally age 65). An employee’s retirement payment is equal to the sum determined by adding together for each year of service (i) an amount equal to 1.5% of the participant’s earnings for the year, plus (ii) 1% of the participant’s earnings for each year of service through December 31, 1988 in excess of the social security wage base, plus (iii)65% of the participant’s earnings for each year of service from and after January 1, 1989 in excess of his or her covered compensation. For purposes of calculating benefit amounts, “earnings” is defined as the total amount of remuneration paid or accrued for services rendered during each Plan year (but excluding forms of extraordinary service) and “covered compensation” is defined for any Plan year as the average without indexing, of the social security wage base in effect for each calendar year during the prescribed period. Amounts payable are subject to deductions (i) to comply with any limitations imposed by the Code which may be applicable at the time of payment, and (ii) to integrate such amounts with any Social Security benefits to which the employee may be entitled at retirement. Benefits provided under the Retirement Plan are also subject to limitations set forth in Section 415 of the Code. In no event, however, may the retirement payment be less than $17.00 per month multiplied by the number of years (including fractional years) of credited service. The Retirement Plan also provides benefits for employees who are disabled, die or terminate employment after specified years of credited service.

Assuming that (1) the annual compensation for each individual named in the cash compensation table remains the same; (2) the covered compensation remains the same; (3) the current retirement plan formula remains the same; and (4) each individual named in the table continues to work until the normal retirement age of 65, and subject to other limitations set forth in Section 415 and 401 of the Code, the accrued annual benefit under the Retirement Plan would be $64,029 for Mr. Sams, $76,215 for Mr. Davis and $77,206 for Mr. Rychlak.

OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to the named executive officers during the fiscal year ended March 31, 2003.

OPTIONS EXERCISED IN 2003 AND 2003 YEAR-END OPTION VALUES

			Number of Unexercised		Value of Unexercised
			Options/SARs At 2003 Year-End(#)		In-The-Money Options/SARs at 2003 Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable[1]	Unexercisable	Exercisable[1]	Unexercisable
John L. Sams	0	0	87,000	43,000	$2,850	$1,900
Neil R. Davis	0	0	66,000	19,000	$6,420	$4,280
Lawrence Rychlak	0	0	20,000	20,000	$1,840	$2,760

[1] Calculated on the basis of the full market value of the underlying securities at the exercise date or year end, as the case may be, minus the exercise price. The closing price of the Common Stock at year-end was $2.19 per share. Options are “in-the-money” if the closing price of the Common Stock exceeds the exercise price of the options.

PERFORMANCE GRAPH

The following graph reflects a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of an initial $100 investment from March 31, 1998 in each of the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Price Index, and a peer group selected by the Company. The Peer Group consists of BHA Group Holding, Crown Anderson, MFRI, Inc., Peerless Manufacturing Company, Met-Pro Corporation, Fuel-Tech N.V. and the Company. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company’s stock.

The following report of the Compensation Committee of the Board of Directors, together with the Performance Graph on the preceding page, shall not be deemed to be incorporated by reference into any prior or subsequent filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Principles for Executive Officers

The Compensation Committee provides oversight of policies under which the Company’s Chief Executive Officer and other executive officers are compensated.

The philosophy of the Company is to have a total compensation structure which compares favorably to the average compensation provided by the Company’s principal competition and which reflects the specific objectives of the Company. Variable rather than fixed compensation opportunities are emphasized, and performance achievements that contribute to growth in the value of the Company’s common stock will be rewarded by bonuses intended to make total compensation consistent with the levels paid by the Company’s competition.

In setting executive officer base salaries and target bonuses for fiscal 2003, the Committee considered the recommendations of management, compensation paid to the management of the Company’s principal competitors, the Committee’s own subjective evaluations of the executive officers, and information compiled by the Company regarding prevailing salaries for executives offered by such competition. Guided by this information, the Committee established compensation ranges and determined individual executive compensation within these ranges based upon the individual’s responsibilities and performance.

The Company’s compensation program for executive officers is comprised of the following key compensation elements:

1. Annual base salaries for executive officers are positioned conservatively compared to appropriate companies in the air pollution control industry, taking into account such factors as size and geographic location and, with respect to each officer, the individual officer’s experience and performance. All employees, including executive officers, are part of the Company’s comprehensive structured job-rating system. The rate ranges for this system are reviewed annually and revisions, if any, are determined by reference to the appropriate industry-related salary surveys and independent consultants’ advice.

2. Annual bonus incentives for each executive are targeted to produce incentive compensation consistent with industry norms to reward achievement of the Company’s profit plan. Individual award levels reflect the contribution of each executive toward the achievement of these goals. Reward to executives for past performance through such bonus program appropriately places a substantial component of executives’ pay at risk based on Company performance as measured by its attainment, or non-attainment, of profit and other goals. In fiscal 2003, there were no bonuses earned by Messrs. Sams, Davis or Rychlak.

3. Periodically, the Compensation Committee grants stock options to executive officers and other key employees. Such awards are designed to encourage executives to have an equity ownership in the Company and to incentivize such recipients to attain mid- and longer-term increases in shareholder value. There were no stock options awarded in fiscal 2003.

Basis of President’s Compensation

For the year ended March 31, 2003, Mr. Sams received total cash compensation of $260,958. Mr. Sams is a participant in the Company’s Stock Option Plan. As with all management and salaried employees, Mr. Sams’ compensation was derived from the Company’s job rating system, analysis of industry, competitive practices, his individual performance and the Company’s performance.

This report is being submitted by the Compensation Committee:

Compensation Committee

Richard E. Hug (Chairman)

Barry Koh

John C. Nichols

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2003, Mr. Hug served on the Board’s Compensation Committee. The Company leases office space in its headquarters building to a corporation of which Mr. Hug is a director and 25% shareholder. During the fiscal year ended March 31, 2003, lease payments payable to the Company under the agreement of lease were $135,000. Management believes that the lease is on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

Mr. Nichols also served on the Board’s Compensation Committee. During fiscal 2003, the Company paid Mr. Nichols a consulting fee to provide certain Corporate administrative functions and to serve as the Corporate Secretary. The total compensation to Mr. Nichols under this arrangement for the year ending March 31, 2003 was $21,600.

Mr. Koh, also a member of the Board’s Compensation Committee was paid a consulting fee to provide the Company with project management and oversight assistance. The arrangement with Mr. Koh began in September 2002 and was still in place as of March 31, 2003. The total compensation to Mr. Koh under this agreement for fiscal 2003 was $42,083.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See the transactions described under the caption “Compensation Committee Interlocks and Insider Participation” on this page.

Mr. John C. Nichols, a member of the Company’s Board of Directors, is also a Board member and 10% owner of Dovco Industrial Fabricators, Inc. Dovco is a supplier to the Company of various fabricated steel components and manages the Company’s inventory of spare parts. During fiscal year 2003, the Company paid a total of $1,850,700 to Dovco for its fabrication and inventory management services. Management believes that the terms of the agreements with Dovco are as favorable to the Company as those which would have been reached in an arm’s-length transaction.

REPORT OF THE AUDIT COMMITTEE

The report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

The Audit Committee (the Committee) comprises two directors, both of whom meet the independence and experience requirements of the Sarbanes-Oxley regulations and the AMEX listing standards. The Audit Committee’s responsibilities are as described in the written charter adopted by the Board, and filed with the Company’s Proxy Statement for its Annual Meeting held in 2001. The Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2003 with the Company’s management and Ernst & Young LLP, the Company’s independent auditors.

The Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Ernst & Young its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended March 31, 2003 be included in the Form 10-K for filing with the Securities and Exchange Commission.

On May 17, 2002, upon the recommendation of our Audit Committee, the Board of Directors dismissed Arthur Andersen LLP (Arthur Andersen) as our independent auditors and appointed Ernst & Young LLP (Ernst & Young) to serve as Environmental Elements Corporation’s independent auditors for the current fiscal year, which ends on March 31, 2003. The change in auditors was effective June 14, 2002.

Arthur Andersen’s reports on our consolidated financial statements for the years ended March 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During those fiscal years and through the date of this report, there were:

(i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and

(ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Arthur Andersen with a copy of the foregoing disclosures and they are in agreement with such statements.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Joseph J. Duffy, Chairman

Samuel T. Woodside

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP was selected and ratified to serve as the Company’s independent public accountants last fiscal year and the Board of Directors of the Company, upon the recommendation of the Audit Committee, has again selected Ernst & Young LLP to serve as the independent public accountants of the Company for the fiscal year ending March 31, 2004. This selection will be submitted for ratification at the Annual Meeting where representatives of Ernst & Young are expected to attend. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the absence of instruction to the contrary, the shares represented by properly executed proxies will be voted in favor of the selection of Ernst & Young LLP to serve as independent public accountants.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees: The aggregate fees billed for professional services rendered by Ernst & Young LLP, the Company’s independent auditors, in connection with the audit and review of the 2003 financial statements, including quarterly reviews, were approximately $147,000.

Financial Information Systems Design and Implementation Fees: The Company paid no fees to Ernst & Young LLP for these services in fiscal 2003.

All other Fees: The aggregate of all other fees billed for professional services during 2003 by Ernst & Young LLP was approximately $55,000.

The Audit Committee has considered whether the services rendered by the independent auditors with respect to the foregoing fees are compatible with maintaining their independence.

ANNUAL REPORT

Form 10-K for the fiscal year ended March 31, 2003 as filed with the Securities and Exchange Commission but exclusive of exhibits, is available to all stockholders without charge by written request to the Office of the Secretary, 3700 Koppers Street, Baltimore, MD 21227 or can be obtained by visiting the Company’s web site at eec1.com. The Company additionally undertakes to provide stockholders with copies of exhibits, at stockholder’s expense, upon written request.

One Form 10-K and Proxy is being directed to the stockholders who share an address in accordance with Exchange Act Rule 14a-3(e)(1) unless the Company has received contrary instructions from one or more of the stockholders. The Company shall promptly deliver a separate copy of Form 10-K or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered upon request. The Company shall provide any stockholder who currently receives a shared 10-K or Proxy Statement with a separate copy in the future upon request. Additionally, stockholders who currently receive multiple copies of the Form 10-K and Proxy Statement to a shared address may request that only one copy of each be provided in the future. Such requests should be directed to Lawrence Rychlak, 3700 Koppers St., Baltimore, MD, 21227.

OTHER MATTERS

Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who hold more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based upon review of the copies of such reports, all Section 16(a) filings required of its executive officers, directors and greater than ten percent shareholders for the fiscal year ended March 31, 2003 were made on a timely basis.

Deadline for Receipt of Stockholders Nominations and Proposals

The Company’s By-laws provide that, in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder to propose director nominations or other business for consideration at the 2003 Annual Meeting, the stockholder must deliver notice to the Secretary between May 3, 2003 and June 3, 2003. All stockholder proposals intended to be presented at the 2003 Annual Meeting must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Any stockholder desiring a copy of the Company’s By-laws will be furnished one without charge upon written request to the Secretary.

Under the rules and regulations of the Securities and Exchange Commission, any holder of at least $2,000 in market value or 1% of the Company’s common stock, who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in 2004 must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Such holder must continue to hold his or her common stock through the date of the meeting. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company’s Corporate Secretary, Environmental Elements Corporation, 3700 Koppers Street, Baltimore, Maryland 21227 no later than February 21, 2004.

Regarding stockholder proposals intended to be presented at the 2004 Annual Meeting but not included in the Company’s proxy statement, stockholders must give the Company notice not later than May 9, 2004 of their proposals in order to be considered timely under applicable Securities and Exchange Commission Rules. Notice shall be given in the form and manner described in the paragraph above. The persons named as proxies in the enclosed proxy card may vote in their discretion on any proposals for which timely notice is not received in the manner described above.

Holders of common stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Securities and Exchange Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

By Order of the Board of Directors,

/s/    JOHN C. NICHOLS

John C. Nichols, Secretary

Baltimore, Maryland

August 11, 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	Proposal to elect 01 John C. Nichols and 02 Barry Koh as Directors for a three-year term ending in 2006.				FOR	AGAINST	ABSTAIN

	FOR the nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above	2.	Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2004.	☐	☐	☐
	☐	☐		I PLAN TO ATTEND THE MEETING			☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)	This Proxy when properly executed will be voted in the manner specified herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted for Proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other business that
			may properly come before the meeting.

			This Proxy is Solicited on Behalf of the Board of Directors. It may be revoked prior to its exercise.

Dated:	, 2003

Signature of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. When shares are jointly owned, both owners should sign.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

é FOLD AND DETACH HERE é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:00 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/eec		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ENVIRONMENTAL ELEMENTS CORPORATION

3700 Koppers Street, Baltimore, MD 21227

PROXY

Annual Meeting  •  September 19, 2003

The undersigned hereby appoints Samuel T. Woodside and John C. Nichols, and each of them, as proxies with the power to appoint his substitute, to represent and to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Elements Corporation, to be held on Friday, September 19, 2003, at 9:00 a.m., and at any adjournment thereof.

Please sign on the reverse side

Address Change/Comments (Mark the corresponding box on the reverse side)

é    FOLD AND DETACH HERE    é